EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on to Form S-3 of our report dated September 23, 2020 relating to the consolidated financial statements which appeared in Integrated Ventures, Inc.’s Annual Report on Form 10-K for the years ended June 30, 2020 and 2019.

/s/ M&K CPA’s, PLLC

Houston, TX

March 10, 2021